Earnings Report October 30, 2013 Neustar, Inc. Supplemental Information

Revenue by Segment

Segment Revenue ($ in 000s)	2012 Quarter Ended,				Full-Year	2013 Quarter Ended,		
	Mar 31,	*Jun 30,*	*Sep 30,*	*Dec 31,*	*2012*	*Mar 31,*	*Jun 30,*	*Sep 30,*
Carrier Services								
Numbering Services	110,489	110,896	111,726	111,504	444,615	118,140	117,680	119,873
Order Management Services	10,910	10,541	10,104	9,997	41,552	9,802	13,460	16,299
IP Services	2,974	4,910	3,372	4,662	15,918	4,229	3,593	3,305
Total Carrier Services revenue	**124,373**	**126,347**	**125,202**	**126,163**	**502,085**	**132,171**	**134,733**	**139,477**
Enterprise Services								
Internet Infrastructure Services (IIS)	21,723	22,455	22,856	23,737	90,771	23,797	23,705	25,026
Registry Services	17,762	19,634	20,774	21,499	79,669	20,982	20,086	19,870
Total Enterprise Services revenue	**39,485**	**42,089**	**43,630**	**45,236**	**170,440**	**44,779**	**43,791**	**44,896**
Information Services								
Identification Services	22,719	22,957	24,212	23,314	93,202	22,696	22,973	23,246
Verification & Analytics Services	8,236	9,821	13,078	14,322	45,457	11,361	13,208	14,081
Local Search & Licensed Data Services	4,769	5,248	5,050	5,137	20,204	5,409	5,645	5,933
Total Information Services revenue	**35,724**	**38,026**	**42,340**	**42,773**	**158,863**	**39,466**	**41,826**	**43,260**
Total consolidated revenue	**199,582**	**206,462**	**211,172**	**214,172**	**831,388**	**216,416**	**220,350**	**227,633**

Carrier Services:
Numbering Services – We operate and maintain authoritative databases for telephone number resources utilized by our carrier customers and manage the telephone number lifecycle. The services utilizing these databases are: NPAC Services in the United States and Canada, International LNP Services and Number Administration.
Order Management Services – Our Order Management Services (OMS) permit carrier customers, through a single interface, to exchange essential operating data with multiple carriers in order to provision and manage services.
IP Services – We provide scalable IP services to carriers which allow them to manage access for the routing of IP communications.

Enterprise Services:
Internet Infrastructure Services – We provide a suite of domain name systems (DNS) services to our enterprise customers built on a global directory platform. These services include Managed DNS, Monitoring and Load Testing, and IP Geolocation.
Registry Services – We operate the authoritative registries for certain Internet domain names and operate the authoritative U.S. Common Short Code (CSC) registry on behalf of wireless carriers in the United States. These services include the registry services for .biz, .us, .co, .tel and .travel domain names, as well as the registry for U.S. Common Short Codes.

Information Services:
Identification Services – Our real-time identification services include the provision of caller-name and related information to telephony providers, delivery of identity and other attribute data for use in call centers or in remarketing efforts, and geographic-based solutions for intelligent call routing, Web-based location lookup, and site planning.
Verification & Analytics Services – We provide verification services that allow clients to validate customer-provided information, enhance sales leads and assign quality ratings to maximize a prospect's "reachability." Our broad-based analytic capabilities also utilize real-time predictive scoring to determine which prospects are most likely to purchase, become a high-value customer or respond to a particular marketing campaign. We also provide an intelligent, privacy-friendly mechanism for delivering targeted, real-time advertising on the Internet.
Local Search & Licensed Data Services – We provide an online listing identity management solution that provides the essential tools to verify, enhance and manage the identity of local listings across the Web. We also maintain an expansive data repository that provides a more current alternative to Directory Listing and White Page compilations.

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Revenue by Services

Revenue ($ in 000s)	2012 Quarter Ended,				Full-Year	2013 Quarter Ended,		
	Mar 31,	*Jun 30,*	*Sep 30,*	*Dec 31,*	*2012*	*Mar 31,*	*Jun 30,*	*Sep 30,*
Information Services								
Marketing Services	22,666	25,074	28,963	30,391	107,094	27,057	29,491	30,870
Business Assurance	4,566	6,273	7,091	7,515	25,445	7,654	5,598	6,302
Total Information Services revenue	**27,232**	**31,347**	**36,054**	**37,906**	**132,539**	**34,711**	**35,089**	**37,172**
Data Solutions								
Data Registries	146,237	146,601	148,648	149,271	590,757	154,791	155,030	156,704
Security Solutions	13,655	14,114	14,523	15,022	57,314	15,229	15,155	15,826
Data Services	12,458	14,400	11,947	11,973	50,778	11,685	15,076	17,931
Total Data Solutions revenue	**172,350**	**175,115**	**175,118**	**176,266**	**698,849**	**181,705**	**185,261**	**190,461**
Total consolidated revenue	**199,582**	**206,462**	**211,172**	**214,172**	**831,388**	**216,416**	**220,350**	**227,633**

Presentation Note:
As part of our 2013 strategic planning update, we continue to evolve the way in which we serve our clients and the way in which we go to market with solutions. As part of this planning process, we have been evaluating and continue to evaluate how we manage our business to most effectively serve our clients. Above is an illustrative presentation of revenue by service . As we continue to implement our organizational realignment, we will finalize our external reporting structure in future public filings to correspond with our organizational structure.

Information Services:
Marketing Services – These services include broad-based analytic capabilities that utilize real-time predictive scoring to determine which prospects are most likely to purchase, become a high-value customer, or respond to a particular marketing campaign. These services also provide an intelligent, privacy-friendly mechanism for delivering targeted, real-time online advertising. These services validate online and offline customer data for our clients, enhance sales leads and assign quality ratings to maximize conversion rates.
Business Assurance – These services effectively optimize websites by directing and managing traffic flow and monitoring, testing and measuring the performance of websites and networks. These services also provide consumers access to digital media content through the use of an authentication and rights management system.

Data Solutions:
Data Registries – These services enable dynamic routing of calls and text messages among all competing communications services providers in the United States and Canada. These services also include the provision of caller-name and related information to telephony providers, and management of authoritative registries.
Security Solutions – These services help to direct and manage Internet traffic flow, resolve Internet queries, and provide security against Distributed Denial of Service attacks.
Data Services – These services permit the exchange of essential operating information with multiple carriers in order to provision and manage services. In addition, these services include inventory management services that allow clients to efficiently manage their assigned telephone numbers and associated resources.

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4 Key Performance Metrics Metrics Full-Year Revenue category Mar 31, Jun 30, Sep 30, Dec 31, 2012 Mar 31, Jun 30, Sep 30, Carrier Services NPAC Services transactions (in thousands) 113,243 125,479 138,297 130,732 507,751 127,877 145,814 151,183 Functionality enhancements NPAC SOWs (in thousands) - $ - $ - $ - $ - $ - $ - $ - $ Enterprise Services Functionality enhancements SOWs (in thousands) 42 $ 1,104 $ 1,893 $ 1,659 $ 4,698 $ 741 $ 76 $ 93 $ IIS queries (in billions) 982 986 1,051 1,116 4,135 1,082 1,116 1,191 IIS new customers 253 222 237 246 958 52 185 192 IIS upgrades 381 367 309 321 1,378 616 388 392 Registry - domain names under management (in thousands) 5,736 5,787 5,821 5,842 5,842 5,931 5,987 6,279 CSC - codes under management 4,667 4,681 4,895 4,963 4,963 4,866 4,893 4,876 2012 Quarter Ended, 2013 Quarter Ended,

5 Expense by Type by Quarter and as a Percentage of Revenue ($ in 000s) Full-Year Mar 31, Jun 30, Sep 30, Dec 31, 2012 Mar 31, Jun 30, Sep 30, Revenue 199,582 206,462 211,172 214,172 831,388 216,416 220,350 227,633 Expense by type: Cost of revenue (excl. depreciation & amortization) 44,898 46,127 46,339 48,601 185,965 49,297 50,219 51,434 % of Revenue 22% 22% 22% 23% 22% 23% 23% 23% Sales and marketing 38,353 41,073 38,040 46,263 163,729 42,260 41,955 40,253 % of Revenue 19% 20% 18% 22% 20% 20% 19% 18% Research and development 7,724 8,096 7,663 6,311 29,794 7,484 7,616 7,196 % of Revenue 4% 4% 4% 3% 4% 3% 3% 3% General and administrative 20,993 20,091 20,915 19,798 81,797 21,882 21,124 23,751 % of Revenue 11% 10% 10% 9% 10% 10% 10% 10% Depreciation and amortization 22,706 22,713 23,622 23,914 92,955 24,665 24,690 24,586 % of Revenue 11% 11% 11% 11% 11% 11% 11% 11% Restructuring charges (recoveries) 522 2 (32) (3) 489 2 - - % of Revenue 0% 0% 0% 0% 0% 0% 0% 0% Total operating expense 135,196 138,102 136,547 144,884 554,729 145,590 145,604 147,220 2012 Quarter Ended, 2013 Quarter Ended,

6 Expense Details Other Details and Headcount Stock-based compensation by type ($ in 000s) Full-Year Mar 31, Jun 30, Sep 30, Dec 31, 2012 Mar 31, Jun 30, Sep 30, Cost of revenue 555 1,158 1,461 1,369 4,543 1,905 1,929 1,723 Sales and marketing 1,736 3,004 3,734 3,251 11,725 3,259 3,556 3,296 Research and development 359 561 589 492 2,001 550 615 614 General and administrative 1,251 2,326 3,253 2,959 9,789 3,243 2,955 4,030 Total stock-based compensation expense 3,901 7,049 9,037 8,071 28,058 8,957 9,055 9,663 Amortization of intangibles ($ in 000s) 12,572 12,571 12,569 12,569 50,281 12,372 12,377 12,385 Headcount by type Full-Year Mar 31, Jun 30, Sep 30, Dec 31, 2012 Mar 31, Jun 30, Sep 30, Cost of revenue 659 674 673 671 671 687 683 666 Sales and marketing 461 470 470 493 493 505 522 509 Research and development 141 158 154 143 143 135 141 128 General and administrative 228 230 232 236 236 240 249 254 Total headcount 1,489 1,532 1,529 1,543 1,543 1,567 1,595 1,557 2013 Quarter Ended, 2013 Quarter Ended,2012 Quarter Ended, 2012 Quarter Ended,

Non-GAAP Financial Measures RECONCILIATION OF NON-GAAP FINANCIAL MEASURE Neustar reports its results in accordance with generally accepted accounting principles in the United States (GAAP). In this section, Neustar is also providing certain non-GAAP financial measures and reconciliations from the most directly comparable GAAP measure. These non- GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These reconciliations should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies.

8 Reconciliation of Segment Contribution ($ in 000s) Full-Year Mar 31, Jun 30, Sep 30, Dec 31, 2012 Mar 31, Jun 30, Sep 30, Segment contribution – – Carrier Services 108,446 110,438 109,359 109,970 438,213 114,394 117,086 121,288 Enterprise Services 16,731 18,866 20,314 17,555 73,466 20,903 22,185 22,393 Information Services 18,014 16,991 24,064 18,222 77,291 17,768 18,111 21,741 Total segment contribution 143,191 146,295 153,737 145,747 588,970 153,065 157,382 165,422 Indirect operating expense: Cost of revenue (excl. depreciation and amortization) 24,269 24,741 24,989 24,778 98,777 25,161 26,771 26,091 Sales and marketing 5,730 6,635 6,050 5,217 23,632 6,835 6,085 6,524 Research and development 4,860 4,431 4,270 3,083 16,644 4,284 4,544 4,551 General and administrative 20,718 19,413 20,213 19,470 79,814 21,292 20,546 23,257 Depreciation and amortization 22,706 22,713 23,622 23,914 92,955 24,665 24,690 24,586 Restructuring charges (recoveries) 522 2 (32) (3) 489 2 − − Income from operations 64,386 68,360 74,625 69,288 276,659 70,826 74,746 80,413 2012 Quarter Ended, 2013 Quarter Ended,

Adjusted Net Income

($ in 000s, except per share amounts)	2012 Quarter Ended,				Full-Year	2013 Quarter Ended,		
	Mar 31,	*Jun 30,*	*Sep 30,*	*Dec 31,*	*2012*	*Mar 31,*	*Jun 30,*	*Sep 30,*
Net Income	**33,962**	**38,592**	**45,753**	**37,780**	**156,087**	**33,764**	**43,398**	**47,539**
Add: Stock-based compensation	3,901	7,049	9,037	8,071	28,058	8,957	9,055	9,663
Add: Amortization of acquired intangible assets	12,572	12,571	12,569	12,569	50,281	12,372	12,377	12,385
Add: Loss on debt modification and extinguishment (1)	-	-	-	-	-	10,886	-	-
Add: Aggregate Knowledge acquisition-related costs (2)	-	-	-	-	-	-	-	924
Less: Adjustment for provision for income taxes (3)	(6,557)	(7,014)	(6,684)	(7,722)	(28,040)	(11,848)	(7,960)	(8,168)
Adjusted net income	**43,878**	**51,198**	**60,675**	**50,698**	**206,386**	**54,131**	**56,870**	**62,343**
Adjusted net income margin (4)	22%	25%	29%	24%	25%	25%	26%	27%
Adjusted net income per diluted share	$0.64	$0.75	$0.90	$0.75	$3.04	$0.80	$0.85	$0.95
Weighted average diluted common shares outstanding	68,478	67,887	67,623	67,762	67,956	67,614	66,990	65,510

(1) Amount represents loss on debt modification and extinguishment related to the refinancing of the company's 2011 credit facility in the first quarter of 2013.

(2) Amounts represent costs incurred by the company in connection with its acquisition of Aggregate Knowledge.

(3) Adjustment reflects the estimated tax effect of tax-deductible adjustments for stock-based compensation expense, amortization of acquired intangible assets, loss on debt modification and extinguishment and Aggregate Knowledge acquisition-related costs of $0.3 million, based on the effective tax rate for the applicable period.

(4) Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

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Adjusted EBITDA

($ in 000s)	2012 Quarter Ended,				Full-Year	2013 Quarter Ended,		
	Mar 31,	*Jun 30,*	*Sep 30,*	*Dec 31,*	*2012*	*Mar 31,*	*Jun 30,*	*Sep 30,*
Net Income	**33,962**	**38,592**	**45,753**	**37,780**	**156,087**	**33,764**	**43,398**	**47,539**
Add: Provision for income taxes	22,460	21,474	20,495	22,584	87,013	19,641	25,642	27,442
Add: Interest expense	8,613	8,254	8,622	8,711	34,200	6,565	5,772	5,809
Add: Depreciation and amortization	22,706	22,713	23,622	23,914	92,955	24,665	24,690	24,586
Add: Non-cash other (income) and expense, net [(1)]	(420)	150	(105)	330	(45)	111	21	(313)
Add: Stock-based compensation	3,901	7,049	9,037	8,071	28,058	8,957	9,055	9,663
Add: Restructuring charges (recoveries)	522	2	(32)	(3)	489	2	–	–
Add: Acquisition-related costs [(2)]	–	–	–	–	–	–	–	924
Add: Other adjustments [(3)]	–	–	–	–	–	10,975	–	–
Less: Interest income	(229)	(110)	(140)	(117)	(596)	(141)	(87)	(64)
Adjusted EBITDA	**91,515**	**98,124**	**107,252**	**101,270**	**398,161**	**104,539**	**108,491**	**115,586**

(1) Amounts represent (gain) loss on foreign currency transactions, realized gains on available-for-sale investments and (gain) loss on asset disposals.

(2) Amount represents costs incurred by the company in connection with its acquisition of Aggregate Knowledge.

(3) Amount represents the loss on debt modification and extinguishment related to the refinancing of the company's 2011 credit facility and certain non-capitalized charges incurred in connection with the company's financing activities.

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